Forward-looking statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of JPMorgan Chase & Co. management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause JPMorgan Chase & Co. actual results to differ materially from those described in the forward-looking statements can be found in JPMorgan Chase & Co. Annual Report on Form 10-K for the year ended December 31, 2021 and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, which have been filed with the Securities and Exchange Commission and are available on JPMorgan Chase & Co. website (https://jpmorganchaseco.gcsweb.com/financial-information/sec-filings), and on the Securities and Exchange website (www.sec.gov). JPMorgan Chase & Co. does not undertake to update any forward-looking statements.